Exhibit 10.6

MAGIC MEDIA NETWORKS, INC.
 CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND THE SECURITIES REPRESENTED BY THIS CONVERTIBLE PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

$100,000.00	October 15, 2003

For value received, Magic Media Networks, Inc., a Delaware corporation (the "Company"), hereby promises to pay to Dr. Harold K. Terry ("Holder"), the principal sum of One Hundred Thousand & 00/100 Dollars ($100,000.00) with simple interest thereon from the date of this Convertible Promissory Note (the "Note") until paid at the rate of six percent (6%) per annum, calculated on the basis of the actual number of days elapsed and a year of 365 days. The principal and interest shall be due and payable on the one year anniversary of the issuance of this Note, unless, at the option of the Holder and pursuant to the terms of Section 1 hereof, earlier converted into common stock of the Company.

               1.    Conversion Prior to the Repayment Date.

                              (a)  The Company and the Holder agree that all or a portion of the outstanding principal hereof (the "Debt") and accrued interest shall, at the election of the Holder (the "Conversion Election"), be convertible into shares of Common Stock of the Company at a purchase price (the "Conversion Price") equal to the average closing price of the Company’s Common Stock for the five (5) trading days prior to the date of receipt of election to convert but not less than $0.05 per share. If the Company at any time while this Note remains outstanding shall split or subdivide its outstanding shares of Common Stock into a greater number of shares, pay a dividend on its outstanding shares of Common Stock payable in shares of Common Stock, or combine the outstanding shares of Common Stock of the Company into a smaller number of shares, the Conversion Price shall be proportionately decreased in the case of a split, subdivision or dividend or proportionately increased in the case of a combination. The number of Shares into which this Note may be converted shall be determined by dividing the Debt or a portion of the Debt, as the case may be, by the Conversion Price. If the Holder makes the Conversion Election, the Holder agrees to surrender this Note for conversion at the principal office of the Company at the time of such closing, and the Company and the Holder agree to execute all appropriate documentation necessary to effect such conversion, including, in the event of a Conversion Election for a portion of the Debt, issuance of a new promissory note in the form of this Note for the remaining portion of the Debt.

               2.    Issuance of Stock on Conversion.

                              (a)  As soon as practicable after conversion of this Note pursuant to Section 1 hereof, the Company at its expense will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled on such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel for the Company). Such conversion shall be deemed to have been made upon the applicable event of conversion described in Section 1 above, regardless of whether the Note has been surrendered on such date. Notwithstanding the foregoing, the Holder agrees to promptly surrender the Note prior to or upon such conversion.

                              (b)  The Company covenants to authorize (and if necessary create), maintain and reserve, a sufficient number of shares of the applicable securities for conversion of this Note pursuant to Section 1 hereof.

               3.    Transfer Procedure.

               This Note is not transferable without the written consent of the Company, which may not be unreasonably withheld. Upon surrender and cancellation of this Note upon any such transfer, the Company shall issue a new note for the same aggregate principal amount and interest to the transferee. The Company and any transfer agent may deem and treat the person in whose name this Note is registered upon the books of the Company as the absolute owner of this Note (whether or not this Note is overdue and notwithstanding any notation of ownership or other writing hereon) for all other purposes, and neither the Company nor any transfer agent shall be affected by any notice to the contrary. All payments to the registered owner shall be valid and effectual to satisfy and discharge the liability on this Note to the extent of the sum so paid.

               4.      Registration Rights.

               If the Company shall propose to file any registration statement under the Securities Act of 1933, as amended, covering a public offering of the Company's Common Stock and permitting the inclusion of shares of selling shareholders, it will notify the holder hereof at least ten (10) days prior to each such filing and will include in the registration statement the Common Stock issued or issuable upon conversion of the Note to the extent requested by the Holder hereof.  All expenses of any such registrations referred to in this Section 4, except the fees of counsel to such holder and underwriting commissions or discounts, shall be borne by the Company. The Holder agrees to cooperate with the Company in the preparation and filing of any such registration statement and in the furnishing of information concerning the Holder for inclusion therein.

               5.    Notice.

               All notices and other communications required or permitted hereunder shall be in writing and shall be either mailed by United States first-class mail, postage prepaid, or delivered personally by hand or nationally recognized courier or sent via facsimile, addressed to the address of each respective party set forth on the signature pages hereto, or at such other address as each party shall have furnished to the other party in writing. All such notices and other written communications shall be effective (i) if mailed, three (3) business days after mailing, (ii) if delivered, upon delivery, (iii) if sent by nationally recognized overnight delivery courier, one (1) business day after deposit with such courier and (iv) if sent by facsimile, upon confirmation of receipt printed/obtained from the transmitting machine.

               6.    Amendment and Waivers.

               This Note may be amended at any time and from time to time with the written consent of the Company and the Holder. Any written amendment, waiver, or consent by the Holder shall be conclusive and binding upon Holder and any future holder of this Note and of any note issued in exchange or substitution therefore, irrespective of whether or not any notation of such amendment, waiver, or consent is made upon this Note or such exchanged or substituted note. No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.

               7.    Event of Default.

               The occurrence of the following shall constitute an "Event of Default" under this Note: (a) the Company shall fail to pay when due any principal or interest on the due date hereunder and such payment shall not have been made within sixty (60) days of such due date; (b) the Company admits in writing an inability to pay debts generally as they become due; (c) the Company makes a general assignment for the benefit of creditors; (d) the Company applies for or consents to the appointment of a receiver of the whole or any substantial part of the Company's assets; (e) the Company files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or a arrangement with creditors or to take advantage of any insolvency law; (f) an order, judgment, or decree is entered, without the application, approval, or consent of the Company, by any court of competent jurisdiction adjudging the Company to be a bankrupt or approving a petition appointing a receiver, trustee, or liquidator of the whole or any substantial part of the assets of the Company, and such order, judgment, or decree is not vacated or set aside or stayed within sixty (60) days from the date of its entry uncured after the period allowed to cure the breach.

               8.    Rights of Holder upon Event of Default.

               Upon the occurrence or existence of any Event of Default described in Section 7(a) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Company, declare the outstanding balance payable by the Company hereunder to be immediately due and payable Upon the occurrence or existence of any Event of Default described in Sections 7(b), 7(c), 7(d), 7(e) or 7(f), the balance payable by the Company hereunder shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy otherwise permitted to it by law, either by suit in equity or by action at law, or both.

               10.    Governing Law and Venue.

               This Note is delivered in and shall be construed in accordance with the laws of the State of Florida without regard to any rules that would apply the law of another jurisdiction. Venue shall lie exclusively in Broward County, Florida.

               11.    Attorneys' Fees and Costs.

               In the event that any dispute between the parties to this Note should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Note, such reasonable attorneys’ fees as approved by the court.

               IN WITNESS WHEREOF, the undersigned has executed this Convertible Promissory Note as of the date first referenced above.

MAGIC MEDIA NETWORKS, INC.		HOLDER

By:
	President	H.K. Terry